Exhibit 21.1

LIST OF SUBSIDIARIES OF DEEL A DAY GROUP CORP.

1.	Diagnostic Nano Applications Corporation Jurisdiction of Formation: Names under which business is conducted:	State of Delaware Diagnostic Nano Applications Corporation